UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2010

REMEC, INC.

(Exact Name of Registrant as Specified in Charter)

California	1-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3790 Via de la Valle, Del Mar, CA 92014

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 259-4265

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 29, 2004, three class action lawsuits were filed against the Company and certain former officers (the “Defendants”) in the United States District Court for the Southern District of California, which were consolidated into a single case, alleging that between September 8, 2003 and September 8, 2004 the Defendants made false and misleading statements and failed to disclose material information regarding the Company’s financial condition, operations and future business prospects in violation of federal securities laws.

Four motions seeking Summary Judgment or Partial Summary Judgment were filed with the Court, three by the Defendants and one by the Plaintiffs. On April 21, 2010 the Court issued an Order on the motions, granting Defendants’ motions for Summary Judgment based on Scienter and Loss Causation. The Court dismissed the case with prejudice, and directed that judgment be entered for Defendants.

The Plaintiffs have 30 days from Notice of Entry of Judgment to file a Notice of Appeal with the Ninth Circuit Court of Appeals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REMEC, INC.

Dated: April 26, 2010	By:	/s/ RICHARD A. SACKETT
	Name:	Richard A. Sackett
	Title:	President